SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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    Preliminary Proxy Statement
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    Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to Section 240.14a-12

THE TOPPS COMPANY, INC.

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The Topps Company, Inc. Files Preliminary Proxy Materials,
Comments on Defective Pembridge Proposals

NEW YORK, NY, May 11, 2006/PRNewswire-FirstCall/ – The Topps Company, Inc. (Nasdaq:TOPP) announced today that its preliminary proxy statement for the Company's 2006 Annual Meeting of Stockholders has been filed with the Securities and Exchange Commission (SEC). The preliminary proxy statement is available on the SEC's EDGAR website at http://www.sec.gov and is subject to revision prior to the mailing of definitive copies.

The Company stated, "As explained in our preliminary proxy statement, the charter and bylaw amendments that Pembridge Capital Management LLC previously announced it intends to propose at our upcoming Annual Meeting are contrary to Delaware law. We are surprised that Pembridge would offer these defective proposals when its President, who announced them, spent six years as a corporate finance and mergers and acquisitions attorney. We believe that these defective proposals may be indicative of the level of care that Pembridge has applied to its understanding of our Company."

The Company also notes in its preliminary proxy statement that it had recently learned that one of the Pembridge nominees, John J. Jones, another lawyer, was Executive Vice President, General Counsel and Corporate Secretary of a corporation that filed a Chapter 11 bankruptcy petition within two years of Mr. Jones' departure. The Company stated, "We believe that this information is material to an evaluation of the ability or integrity of Mr. Jones to be a director of the Company, particularly in light of Pembridge's disparaging claims in its solicitation materials regarding the abilities of the Company's management and its Board, and therefore it needed to be disclosed in the nomination notice required under our corporate By-Laws. The Company currently is considering whether Mr. Jones' nomination is proper in light of this omission from Pembridge's notice."

About Topps

Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include "Ring Pop," "Push Pop," "Baby Bottle Pop" and "Juicy Drop Pop" lollipops as well as "Bazooka" bubble gum. Topps entertainment products include trading cards, sticker album collections, and collectible games. For additional information, visit http://www.topps.com.

This release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.

Important Additional Information Will Be Filed with the SEC

TOPPS STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain free copies of the these proxy statements through the website maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain free copies of these proxy statements from Topps by contacting Corporate Secretary, c/o The Topps Company, Inc., One Whitehall Street, New York, NY 10004.

Topps, its directors and named executive officers may be deemed to be participants in a solicitation of the Topps Company Inc.'s security holders in connection with its 2006 Annual Meeting of Stockholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company's preliminary proxy statement dated May 11, 2006, as such information may be supplemented by the Company's definitive proxy statement when it is filed with the SEC.

CONTACT: The Topps Company, Inc.

Cathy Jessup, CFO of The Topps Company, Inc.

(212) 376-0466; or

Joele Frank, of Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449, for The Topps Company, Inc.

Source: The Topps Company, Inc.